Exhibit 4.5

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

dated as of

April 22, 2005

among

THE NASDAQ STOCK MARKET, INC.,

NORWAY ACQUISITION SPV, LLC,

HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P.,

SILVER LAKE PARTNERS II TSA, L.P.,

and

THE OTHER SECURITYHOLDERS LISTED

ON THE SIGNATURE PAGES HEREOF

i

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT

AMENDED AND RESTATED SECURITYHOLDERS AGREEMENT, dated as of April 22, 2005 (this “Agreement”), among (i) The Nasdaq Stock Market, Inc., a Delaware corporation (together with any successor entity, the “Company”), (ii) Norway Acquisition SPV, LLC, a Delaware limited liability company (“Norway Acquisition”), (iii) Hellman & Friedman Capital Partners IV, L.P. (“H&F-1”), H&F Executive Fund IV, L.P. (“H&F-2”), H&F International Partners IV-A, L.P. (“H&F-3”) and H&F International Partners IV-B, L.P. (“H&F-4” and collectively with H&F-1, H&F-2 and H&F-3, and their respective Affiliates, the “H&F Entities”) and (iv) Silver Lake Partners II TSA, L.P. (“SLP-1”), Silver Lake Technology Investors II, L.L.C. (“SLP-2”), Silver Lake Partners TSA, L.P. (“SLP-3”), Silver Lake Investors, L.P. (“SLP-4”), Integral Capital Partners VI, L.P. (“Integral”) and VAB Investors, LLC (“VAB Investors” and collectively with SLP-1, SLP-2, SLP-3, SLP-4 and Integral, and their respective Affiliates, the “SLP Entities” and together with Norway Acquisition and the H&F Entities, the “Holders”).

WHEREAS, the Company and the H&F Entities previously entered into the Securityholders Agreement, dated as of May 3, 2001 (the “Existing Securityholders Agreement”), in connection with the H&F Entities’ purchase of $240,000,000 in aggregate principal amount of 4% Convertible Subordinated Notes due 2006 of the Company (the “Existing H&F Notes”); and

WHEREAS, immediately following the execution of this Agreement, the Company is entering into an Agreement and Plan of Merger (as amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), among the Company, Norway Acquisition Corp., a Delaware corporation (“Merger Sub”), and Instinet Group, Incorporated, a Delaware corporation (“Instinet”), providing for the merger (the “Merger”) of Merger Sub into Instinet; and

WHEREAS, in connection with the entry by the Company into the Merger Agreement, the Company has authorized the sale and issuance of $205,000,000 of its 3.75% Series A Convertible Notes due 2012 (as amended, supplemented or otherwise modified from time to time, the “Series A Notes”) pursuant to an indenture in the form previously provided to the Holders (as amended, supplemented or otherwise modified from time to time, the “Indenture”) and the Company has authorized the issuance of warrants to acquire 2,209,052 shares of common stock (the “Common Stock”), par value $0.01 per share, of the Company, in the form previously provided to the Holders (as amended, supplemented or otherwise modified from time to time, the “Series A Warrants”) (the Series A Notes and the Series A Warrants collectively referred to herein as the “Series A Securities”); and

WHEREAS, in connection with the purchase of the Series A Securities, the H&F Entities and the SLP Entities have established Norway Holdings SPV, LLC, a Delaware limited liability company, and Norway Acquisition, for the limited purpose of entering into and carrying out the transactions contemplated by the Securities Purchase Agreement and to hold the Series A Securities for the beneficial ownership of the H&F Entities and the SLP Entities until the earlier of the Merger Closing (as defined below) or the Merger Termination (as defined below) at which point the Series A Securities will be distributed to the H&F Entities and the SLP Entities or redeemed by the Company, respectively; and

WHEREAS, in connection with the entry by the Company into the Merger Agreement, on the date hereof the Company is entering into a Note Amendment Agreement among the Company and the H&F Entities in the form previously provided to the Holders (as amended, supplemented or otherwise modified from time to time to the extent permitted by this Agreement, the “Note Amendment Agreement”), to amend the terms and conditions of the Company’s outstanding 4.0% Convertible Subordinated Notes due 2006 held by the H&F Entities to reflect the terms of the 3.75% Series B Convertible Notes due 2012 of the Company (the “Series B Notes”) pursuant to the Indenture and to issue warrants to acquire 2,753,448 shares of Common Stock in the form previously provided to the Holders (as amended, supplemented or otherwise modified from time to time, the “Series B Warrants”) (the Series B Notes and the Series B Warrants collectively referred to herein as the “Series B Securities”) (the Series A Securities and the Series B Securities together with the Common Stock are collectively referred to here as the “Securities”); and

WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Securities Purchase Agreement that the parties hereto amend and restate the Existing Securityholders Agreement in its entirety, to provide for, among other things, certain rights and obligations of Norway Acquisition, the SLP Entities and the H&F Entities, as follows.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants set forth herein, the parties hereto agree as follows:

ARTICLE 1

Definitions

Section 1.01. Definitions.

(a) The following terms, as used herein, have the following meanings:

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding the foregoing, (i) the Affiliates of the H&F Entities or the SLP Entities will not include any of the portfolio companies in which such Persons have investments and (ii) the Company will not be deemed to be an Affiliate of any of the H&F Entities or the SLP Entities.

“Board” and “Board of Directors” means the Board of Directors of the Company.

“Cause” means the H&F Board Designee’s or the SLP Board Designee’s: (i) conviction of, or guilty plea, to a felony charge (other than felonies related solely to automobile infractions, unless such designee is incarcerated as a result thereof) or (ii) fraudulent conduct or an intentional act or acts of dishonesty in the performance of his or her service as a director that is materially injurious to the financial condition, results of operations or business regulation of the Company.

“Charter Amendment” means the Charter Amendment attached to the Securities Purchase Agreement as Exhibit A thereto.

“Collateral Agreement” means the Collateral Agreement, dated as of the date hereof, among Norway Holdings SPV, LLC, Norway Acquisition and JPM, in the form previously provided to the Holders, as amended, supplemented or otherwise modified from time to time.

“Commission” means the Securities and Exchange Commission.

“Competitor” means any Person that, during the 12 calendar months preceding the date of transfer derived more than 20% of its gross revenues from (i) the provision by such Person of listing, order execution or matching services for securities, (ii) the conduct by such Person of an international or national securities market, (iii) acting as a Self-Regulatory Organizations, (iv) operating an “electronic communications network,” as defined under the Exchange Act or (v) operating an “alternative trading system” as defined in Regulation ATS under the Exchange Act.

“Exchange Act” means Securities Exchange Act of 1934, as amended.

“JPM” means JPMorgan Chase Bank, N.A., as administrative agent under the Loan Agreement.

“Loan Agreement” means the Secured Term Loan Agreement, dated as of the date hereof, among Norway Acquisition, Norway Holdings SPV, LLC, the lenders parties thereto and JPM, in the form previously provided to the Holders, as amended, supplemented or otherwise modified from time to time, pursuant to which Norway Acquisition is obtaining a senior bridge loan in connection with the Securities Purchase Agreement.

“Merger Closing” means the Closing (as defined in the Merger Agreement).

“Merger Termination” means the termination of the Merger Agreement pursuant to Article XIII thereof.

“NASD” means the National Association of Securities Dealers, Inc. and its successors.

“Notes” means the Series A Notes and the Series B Notes.

“Person” means an individual or a corporation, partnership, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan Assets Regulations” means the Department of Labor regulations codified at 29 C.F.R. Section 2510.3-101.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company, the H&F Entities, the SLP Entities (as defined in the Registration Rights Agreement), Integral and VAB Investors as amended, supplemented or otherwise modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Self-Regulatory Organization” means the NASD, any domestic or foreign securities exchange, commodities exchange, registered securities association, the Municipal Securities Rulemaking Board, National Futures Association, and any other board or body, whether United States or foreign, that regulates brokers, dealers, commodity pool operators, commodity trading advisors or future commission merchants.

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Warrants” means the Series A Warrants and the Series B Warrants.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Recitals
Company	Recitals
Common Stock	Recitals
Existing H&F Notes	Recitals
Existing Securityholders Agreement	Recitals
H&F-1	Recitals
H&F-2	Recitals
H&F-3	Recitals
H&F-4	Recitals
H&F Board Designee	3.01(a)
H&F Entities	Recitals
Holders	Recitals
Indemnified Parties	5.01(a)
Indemnified Liabilities	5.01(a)
Indenture	Recitals
Instinet	Recitals
Integral	Recitals
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Norway Acquisition	Recitals
Note Amendment Agreement	Recitals
Securities	Recitals

Series A Notes	Recitals
Series A Securities	Recitals
Series A Warrants	Recitals
Series B Notes	Recitals
Series B Securities	Recitals
Series B Warrants	Recitals
SLP-1	Recitals
SLP-2	Recitals
SLP-3	Recitals
SLP-4	Recitals
SLP Board Designee	3.01(b)
SLP Entities	Recitals
Transfer	2.01(a)
VAB Investors	Recitals
VCOC Investor	4.03(a)

ARTICLE 2

Transfer Restrictions

Section 2.01. Transfer by Holders.

(a) Prior to the earlier of (x) nine months following the Merger Closing, (y) 18 months after the date hereof and (z) October 24, 2005 if the Merger Agreement has been terminated prior to such date and the Series A Redemption Date (as defined in the Indenture) does not occur on such date, no Holder shall transfer, sell, assign, or otherwise dispose of (“Transfer”) any of the Securities, except (A) in compliance with all applicable federal securities laws and (B):

(i) to one or more Affiliates;

(ii) to the Company or any of its Subsidiaries;

(iii) pursuant to a merger, consolidation, share exchange, tender offer or other similar transaction involving the Company;

(iv) with the prior written consent of the Company; or

(v) to JPM pursuant to the Loan Agreement and the Collateral Agreement.

For the avoidance of doubt, the conversion of the Notes and the exercise of the Warrants will not be deemed to be a Transfer.

(b) Notwithstanding anything in the foregoing to the contrary, no Holder shall Transfer any of the Securities to any Competitor except (i) pursuant to a merger, consolidation, share exchange, tender offer or other similar transaction involving the Company, (ii) in any such Transfer pursuant to a public offering or a sale pursuant to Rule 144 under the Securities Act, provided that the Holder does not have actual knowledge that a purchaser pursuant thereto is a Competitor, and (iii) to any investment bank or its Affiliate (x) in the capacity of an underwriter, placement agent, broker, dealer or similar function or (y) in a transaction (or series of related transactions) involving the transfer of Securities representing (on an as-converted basis) less than 5.0% of the outstanding Common Stock.

Section 2.02. Hedging Transactions.

(a) The H&F Entities will not enter into any hedging transactions with respect to the Securities it beneficially owns as of the date hereof.

(b) The SLP Entities will not enter into any hedging transactions with respect to the Securities it beneficially owns as of the date hereof.

ARTICLE 3

Board of Directors

Section 3.01. Board Appointment Obligation.

(a) For so long as the H&F Entities beneficially own Securities representing at least 5,793,000 shares of Common Stock (on an as-converted basis, as adjusted for any stock dividend, stock split, recapitalization or similar event in respect of such shares), H&F-1 shall have the right to nominate one person reasonably acceptable to the Company (the “H&F Board Designee”) as director to the Board of Directors. The Company hereby agrees to (i) include the H&F Board Designee as one of the nominees to the Board of Directors on each slate of nominees for election to the Board of Directors proposed by management of the Company, (ii) recommend the election of the H&F Board Designee to the shareholders of the Company, and (iii) without limiting the foregoing, to otherwise use its reasonable best efforts to cause the H&F Board Designee to be elected to the Board of Directors. The Company hereby agrees to use its reasonable best efforts to cause the appointment of the H&F Board Designee to the Finance Committee and the Policy Committee of the Board of Directors.

(b) For so long as the SLP Entities own Securities representing at least 3,500,000 shares of the Common Stock (on an as-converted basis, as adjusted for any stock dividend, stock split, recapitalization or similar event in respect of such shares), SLP-1 shall have the right to nominate one person reasonably acceptable to the Company (the “SLP Board Designee”) as director to the Board of Directors. The Company hereby agrees to (i) include the SLP Board Designee as one of the nominees to the Board of Directors on each slate of nominees for election to the Board of Directors proposed by management of the Company, (ii) recommend the election of the SLP Board Designee to the shareholders of the Company with the same level of support as is provided for the other Company nominees and (iii) without limiting the foregoing, to otherwise use its reasonable best efforts to cause the SLP Board Designee to be elected to the Board of Directors. The Company hereby agrees to use its reasonable best efforts to cause the appointment of the SLP Board Designee to the Finance Committee and the Compensation Committee of the Board of Directors; provided, that so long as the SLP Board Designee does not qualify as a “non-employee director” under Rule 16b-3 promulgated pursuant to the Exchange Act, the Company may form a sub-committee of the Compensation Committee which does not include the SLP Board Designee for purposes of approving any equity incentive grants such as restricted stock or stock options.

(c) In the event that the H&F Board Designee for any reason (other than for Cause) ceases to serve as a director during his term of office, to the extent H&F-1 is entitled to designate an H&F Board Designee, the resulting vacancy on the Board of Directors shall be filled by a director designated by H&F-1 reasonably acceptable to the Company. In addition, in the event that the SLP Board Designee for any reason (other than for Cause) ceases to serve as a director during his term of office, to the extent SLP-1 is entitled to designate an SLP Board Designee, the resulting vacancy on the Board of Directors shall be filled by a director designated by SLP-1 reasonably acceptable to the Company.

Section 3.02. No Interference with Board Rights.

The Company will use its reasonable best efforts not to, directly or indirectly, propose or take any action to encourage any modification to the composition of the Board of Directors that, in the Company’s reasonable judgment, would likely result in the elimination or significant diminishment of the rights of H&F-1 and SLP-1 specified in Section 3.01; provided that the foregoing shall in no way limit the Company’s right to increase the number of directors on the Board of Directors.

Section 3.03. Anti-Takeover Defenses.

The Board of Directors will not adopt, approve, recommend or submit for a vote of the Company’s stockholders a “poison pill”, stockholder rights plan or any other anti-takeover provision that would adversely affect the ability of the Holders to convert the Notes, exercise the Warrants or hold the shares of Common Stock received upon such conversion or exercise.

ARTICLE 4

Observer Rights; Information Rights;

Additional Rights of VCOC Investors

Section 4.01. Observer Rights.

Subject to the execution of customary confidentiality arrangements, (i) for so long as SLP-1 is entitled to nominate a SLP Board Designee, SLP-3 shall have the right to designate a person reasonably acceptable to the Company, (ii) in the event H&F-1 is not represented on the Board of Directors by an H&F Board Designee and is entitled to such representation pursuant to Section 3.01, H&F-1 shall have the right to designate a person reasonably acceptable to the Company and (iii) in the event SLP-1 is not represented on the Board of Directors by an SLP Board Designee and is entitled to such representation pursuant to Section 3.01, SLP-1 shall have the right to designate a person reasonably acceptable to the Company who shall (i) receive notices of all meetings of the Board of Directors; (ii) be entitled to be present at all meetings of the Board of Directors in a nonvoting observer capacity (provided that, if the Company determines in good faith that such board observer’s presence at any meeting or any portion of any meeting (A) violates or is substantially likely to violate applicable law or regulation or applicable regulatory policy or (B) would be reasonably likely to impair the Company’s attorney-client privilege in connection with any pending or threatened legal proceedings, such board observer may be excluded from such meeting or such portion of such meeting) and (iii)

receive copies of all written materials and other information, including, without limitation, all minutes and consents, as provided by the Company to the members of the Board of Directors in their capacity as directors at the same time and in the same manner as provided to such directors.

Section 4.02. Information Rights.

Subject to appropriate confidentiality arrangements, to the extent not otherwise filed with the Commission, the Company will provide each of the Holders:

(a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and the related statements of profit and loss and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by a report thereon of Ernst & Young LLP or other independent registered public accounting firm; and

(b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a balance sheet of the Company as of the end of such quarter and the related statements of profit and loss and cash flows for such quarter and for the portion of the Company’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the Company’s previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, consistency and, except for the absence of footnotes, generally accepted accounting principles by the chief financial officer or the chief accounting officer of the Company.

Section 4.03. Additional Rights of VCOC Investors.

(a) (x) For so long as (i) the H&F Entities, directly or through one or more Affiliates, continue to beneficially own Securities representing at least 1,650,000 shares of Common Stock (on an as-converted basis, as adjusted for any stock dividend, stock split, recapitalization or similar event in respect of such shares) or (ii) H&F-1 determines in good faith that the possession of the following rights is necessary to facilitate its qualifying as a “venture capital operating company”, H&F-1 or (y) for so long as (i) the SLP Entities, directly or through one or more Affiliates, continue to hold Securities representing at least 1,000,000 shares of Common Stock (on an as-converted basis, as adjusted for any stock dividend, stock split, recapitalization or similar event in respect of such shares) or (ii) SLP-1 or SLP-3 determines in good faith that the possession of the following rights is necessary to facilitate its qualifying as a “venture capital operating company”, SLP-1 and SLP-3, without limitation or prejudice of any of the rights provided under this Agreement to each of SLP-1, SLP-3 and H&F-1 (each, a “VCOC Investor”), the Company shall:

(i) provide such VCOC Investor or its designated representative, upon written request, with:

(A)	the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries, at such times as such VCOC Investor shall reasonably request;

(B)	to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act actually prepared by the Company as soon as available; and

(C)	copies of all materials provided to the Board of Directors;

(ii) make appropriate officers and/or directors of the Company available periodically and at such times as reasonably requested in writing by such VCOC Investor for consultation with such VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries, including without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

(iii) to the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof though applicable securities law filings or otherwise), inform such VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or by laws of the Company, and to provide such VCOC Investor or its designated representative with the right to consult with the Company with respect to such actions, provided that the ultimate discretion with respect to all such matters shall be retained by the Company; and

(iv) provide such VCOC Investor or its designated representative with such other rights of consultation which such VCOC Investor’s counsel may reasonably determine in writing to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Company as a “venture capital investment” for purposes of the Plan Assets Regulations.

(b) The Company agrees to consider, in good faith, the recommendations of such VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, provided that the ultimate discretion with respect to all such matters shall be retained by the Company.

(c) In the event a VCOC Investor transfers all or any portion of its investment in the Company to an affiliated entity (or to a direct or indirect wholly-owned conduit Subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Assets Regulations, such affiliated entity shall be afforded the same rights with respect to the Company afforded to such VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder, provided that the affiliated entity shall only be afforded such rights if it, together with the transferee and its Affiliates, hold the applicable amount of Securities referenced in Section 4.03(a).

Section 4.04. Voting Rights.

If the Board of Directors approves an exemption for any Person from the 5% limitation on voting rights set forth in Article Fourth of the Charter Amendment, the Board of Directors shall simultaneously grant a similar exemption to each of the H&F Entities and the SLP Entities and shall use its best efforts to obtain the concurrence of the Commission with respect thereto.

ARTICLE 5

Indemnification

Section 5.01. Indemnification.

(a) The Company will indemnify, exonerate and hold the Holders and each of their respective partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the partners, stockholders, members, directors, officers, fiduciaries, managers, controlling Persons, employees and agents of each of the foregoing (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (including reasonable attorneys’ fees and expenses) incurred by the Indemnified Parties or any of them before or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any actual or threatened action, cause of action, suit, or claim arising directly or indirectly out of such Holder’s actual, alleged or deemed control or ability to influence the Company or any of its Subsidiaries (other than any such Indemnified Liabilities that arise out of any breach of this Agreement by such Indemnified Party or other related Persons); provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The rights of any Indemnified Party to indemnification hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation or under the certificate of incorporation or bylaws of the Company or any of its Subsidiaries and shall extend to such Indemnified Party’s successors and assigns.

ARTICLE 6

Miscellaneous

Section 6.01. Notices.

(a) Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing (including fax or similar writing) and shall be given to such party at its address or fax number set forth below, or to such other address as the party to whom notice is to be given may provide in a written notice to the party giving such notice, a copy of which written notice shall be on file with the Secretary of the

Company. Each such notice, request or other communication shall be effective (i) if given by fax, when such fax is transmitted to the fax number specified below and confirmation of receipt is received or (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified below.

(b)	If to the Company,

The Nasdaq Stock Market, Inc.

9513 Key West Avenue

Rockville, MD 20850

Attention: John Zecca

Telephone: (310) 978-8498

Fax: (310) 978-5296

(c)	If to Norway Acquisition,

Norway Acquisition

c/o Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, CA 94111

Attention: Patrick J. Healy & Erik D. Ragatz

Telephone: (415) 788-5111

Fax: (415) 391-4648

and

c/o Silver Lake Partners

2725 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Attention: Alan K. Austin

Telephone: (650) 233-8120

Fax: (650) 233-8125

(d)	If to the H&F Entities,

Hellman & Friedman LLC

One Maritime Plaza, 12th Floor

San Francisco, CA 94111

Attention: Arrie Park

Telephone: (415) 788-5111

Fax: (415) 788-0176

(e)	If to the SLP Entities other than Integral or VAB Investors,

Silver Lake Partners

2725 Sand Hill Road, Suite 150

Menlo Park, CA 94025

Attention: Alan K. Austin

Telephone: (650) 233-8120

Fax: (650) 233-8125

(f)	If to Integral,

Integral Capital Partners

3000 Sand Hill Road

Building 3, Suite 240

Menlo Park, CA 94025

Attention: Pamela K. Hagenah

Telephone: (650) 233-3506

Fax: (650) 233-0366

(g)	If to VAB Investors,

Instinet Group

Harborside Financial Center

900 Plaza 10

Jersey City, NJ 07311

Attention: Edward Nicoll

Telephone: (212) 231-5501

Fax: (201) 239-6860

Section 6.02. Amendments; Waivers.

(a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) Neither this Agreement nor any term or provision hereof may be amended or waived in any manner other than by instrument in writing signed, in the case of an amendment, by each of the Holders and the Company, or in the case of a waiver, by the party against whom the enforcement of such waiver is sought.

Section 6.03. Termination.

(a) Subject to Article V, this Agreement shall terminate and be of no further force or effect with respect to each Holder upon such date that such Holder no longer holds any Securities.

(b) Upon the earlier of the Merger Closing or Merger Termination, this Agreement will automatically and without further action of the parties be amended and restated to read in its entirety as set forth in the Existing Securityholders Agreement as of May 3, 2001.

Section 6.04. Successors, Assigns, Transferees.

(a) The parties hereto may not assign any of its rights and obligations hereunder without the prior written consent of the other; provided, however, each of the H&F Entities and the SLP Entities may assign its rights and obligations hereunder, without the consent of the Company, to any of their respective Affiliates; provided, that any such Affiliate of the H&F Entities or the SLP Entities, as the case may be, agrees in writing (in a form reasonably satisfactory to the Company) to be bound by the terms of this Agreement. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and assigns. Neither this Agreement nor any provision hereof shall be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns; provided that each of the Indemnified Parties is an intended third party beneficiary of Article V and shall be entitled to enforce its rights thereunder.

Section 6.05. Headings.

(a) The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

Section 6.06. No Inconsistent Agreements.

(a) The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. The Company represents and warrants to each Holder that it has not previously entered into any agreement with respect to any of its debt or equity securities granting any registration rights to any Person, except for an agreement with the NASD.

Section 6.07. Severability.

(a) The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 6.08. Recapitalization, Etc.

(a) In case of any consolidation, merger, reorganization, reclassification, merger, sale, conveyance, consolidation, spin-off, partial or complete liquidation, stock dividend, transfer or lease in which either (a) the Company is not the surviving person or (b) under the terms of the Indenture, the Notes are convertible into a security other than the Common Stock of the Company, then (i) all rights and obligations of the Company under this Agreement shall be assumed by and transferred to any such successor person into whose securities the Notes are convertible, with the same effect as if it had been named herein as the party of this first part, and (ii) all references in this Section 6.08 to “Common Stock” shall be deemed to refer to any such new security and to the “Company” shall be deemed to refer to such person; provided, however, in any case, the Company will not effect any such transaction unless the successor delivers to each of the Holders an agreement in writing in a form reasonably satisfactory to the Holders agreeing to be bound by the terms of this Agreement. The intent of the parties is to fairly and equitably preserve the original rights and obligations of the parties hereto under this Agreement.

Section 6.09. Specific Performance.

(a) The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy, in addition to any other remedy at law or equity.

Section 6.10. Other Agreements.

(a) Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the transfer of shares of Common Stock or other securities of the Company or any direct or indirect subsidiary of the Company imposed by, any other agreement.

Section 6.11. New York Law.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of laws principles thereof.

Section 6.12. Counterparts.

(a) This Agreement may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 6.13. Entire Agreement.

(a) This Agreement, together with the Securities Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the Charter Amendment, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein, and there are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein or therein. This Agreement, the Securities Purchase Agreement, the Notes, the Warrants, the Registration Rights Agreement and the amendment to the Company’s restated certificate of incorporation supersede all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE NASDAQ STOCK MARKET, INC.

By:	/s/ Adena T. Friedman
Name:	Adena T. Friedman
Title:	Executive Vice President

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NORWAY ACQUISITION SPV, LLC

By:	NORWAY HOLDINGS SPV, LLC, as Managing Member

	By:	SILVER LAKE PARTNERS II TSA, L.P.,
its Managing Member

		By:	SILVER LAKE TECHNOLOGY ASSOCIATES II, L.L.C.,
its General Partner

			By:	/s/ Alan K. Austin
			Name:	Alan K. Austin
			Title:	Managing Director
and Chief Operating Officer

AND

	By:	HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P., as Managing Member

		By:	H&F INVESTORS IV, LLC,
its General Partner

			By:	H&F ADMINISTRATION IV, LLC, its Administrative Manager

				By:	H&F INVESTORS III, INC.,
its Manager

				By:	/s/ Mtichell R. Cohen
				Name:	Mitchell R. Cohen
				Title:	Vice President

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HELLMAN & FRIEDMAN CAPITAL PARTNERS IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC,
its Administrative Manager

		By:	H&F INVESTORS III, INC.,
its Manager

			By:	/s/ Mtichell R. Cohen
			Name:	Mitchell R. Cohen
			Title:	Vice President

H&F EXECUTIVE FUND IV, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC,
its Administrative Manager

		By:	H&F INVESTORS III, INC.,
its Manager

			By:	/s/ Mtichell R. Cohen
			Name:	Mitchell R. Cohen
			Title:	Vice President

H&F INTERNATIONAL PARTNERS IV-A, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC,
its Administrative Manager

		By:	H&F INVESTORS III, INC.,
its Manager

			By:	/s/ Mitchell R. Cohen
			Name:	Mitchell R. Cohen
			Title:	Vice President

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H&F INTERNATIONAL PARTNERS IV-B, L.P.

By:	H&F INVESTORS IV, LLC, its General Partner

	By:	H&F ADMINISTRATION IV, LLC,
its Administrative Manager

		By:	H&F INVESTORS III, INC.,
its Manager

			By:	/s/ Mitchell R. Cohen
			Name:	Mitchell R. Cohen
			Title:	Vice President

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SILVER LAKE PARTNERS II TSA, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES II, L.L.C., its General Partner

	By:	/s/ Alan K. Austin
	Name:	Alan K. Austin
	Title:	Managing Director
and Chief Operating Officer

SILVER LAKE TECHNOLOGY INVESTORS II, L.L.C.

By:	SILVER LAKE MANAGEMENT COMPANY, L.L.C.,
its Manager

	By:	SILVER LAKE TECHNOLOGY MANAGEMENT, L.L.C., its Managing Member

	By:	/s/ Alan K. Austin
	Name:	Alan K. Austin
	Title:	Managing Director
and Chief Operating Officer

SILVER LAKE PARTNERS TSA, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C.,
its General Partner

	By:	/s/ Alan K. Austin
	Name:	Alan K. Austin
	Title:	Managing Director
and Chief Operating Officer

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SILVER LAKE INVESTORS, L.P.

By:	SILVER LAKE TECHNOLOGY ASSOCIATES, L.L.C.,
its General Partner

	By:	/s/ Alan K. Austin
	Name:	Alan K. Austin
	Title:	Managing Director
and Chief Operating Officer

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INTEGRAL CAPITAL PARTNERS VI, L.P.

By:	INTEGRAL CAPITAL MANAGEMENT VI, LLC,
its General Partner

	By:	/s/ Pamela K. Hagenah
	Name:	Pamela K. Hagenah
	Title:	Manager

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VAB INVESTORS, LLC

By:	/s/ Edward J. Nicoll
Name:	Edward J. Nicoll
Title:	Manager

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